UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2011

SXC HEALTH SOLUTIONS CORP.
(Exact name of registrant as specified in charter)

000-52073
(Commission File Number)

Yukon Territory, Canada	75-2578509
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (800) 282-3232

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2011, SXC Health Solutions Corp. (“SXC”) entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMCB”), as a lender and as administrative agent, Bank of America, N.A., SunTrust Bank, Fifth Third Bank, PNC Bank, N.A. and The Toronto-Dominion Bank, as lenders and co-syndication agents, Barclays Bank PLC, Morgan Stanley Bank, N.A., Credit Suisse AG, Cayman Islands Branch, The Northern Trust Company, PNC Bank Canada Branch, U.S. Bank National Association and U.S. Bank National Association, Canadian Branch, as lenders, the other lenders from time to time party thereto and J.P. Morgan Securities LLC, as sole bookrunner and sole lead arranger, with respect to a new five-year senior unsecured revolving credit facility (the “Revolving Credit Facility”). The Credit Agreement provides that, upon the terms and subject to the conditions set forth therein, the Lenders will make loans to SXC from time to time, with an initial aggregate revolving commitment of $350 million, subject to increase from time to time up to a maximum aggregate revolving commitment of $450 million. SXC will use the proceeds from the Revolving Credit Facility for general corporate purposes, which may include the financing in part of the purchase price for the previously disclosed acquisition of HealthTran LLC (the “HealthTran Acquisition”) and payment of certain related transaction fees and expenses. Concurrent with SXC's entry into the Credit Agreement, SXC provided notice to JPMCB of termination of the Credit Agreement, dated November 16, 2011 (the “Short-Term Credit Agreement”), between SXC and JPMCB, as lender, which provided for a $50.0 million senior unsecured line of credit, and all commitments thereunder. No amounts were drawn upon the Short-Term Credit Agreement, and no termination fees or penalties were paid or payable by SXC in connection with the termination of commitments thereunder. The Subsidiary Guaranty, dated November 16, 2011, among JPMCB and the material direct and indirect subsidiaries of SXC party thereto, executed in connection with the Short-Term Credit Agreement was also terminated.

Interest and Fees

The interest rates applicable to the Revolving Credit Facility are based on a fluctuating rate of interest measured by reference to either, at SXC's option, (i) a base rate, plus an applicable margin, or (ii) an adjusted London interbank offered rate (adjusted for maximum reserves) (“LIBOR”), plus an applicable margin. The initial applicable margin for all borrowings is 0.375% per annum with respect to base rate borrowings and 1.375% per annum with respect to LIBOR borrowings. The applicable margin, in each case, will be adjusted from time to time based on SXC's consolidated leverage ratio for the previous fiscal quarter. During an event of default, default interest is payable at a rate that is 2% higher than the rate otherwise applicable. SXC may voluntarily, at any time and from time to time, prepay any loans outstanding in whole or in part without premium or penalty, subject to prior notice to JPMCB, as administrative agent, in accordance with the terms and provisions of the Credit Agreement.

Subsidiary Guaranty

All existing and future, direct and indirect, material subsidiaries are required to become guarantors of all of SXC's obligations under the Credit Agreement.  Pursuant to a Subsidiary Guaranty dated December 16, 2011, among the guarantors party thereto and JPMCB, as administrative agent, certain material direct and indirect subsidiaries, include SXC Health Solutions, Inc., guarantee all obligations of SXC under the Credit Agreement.

Certain Covenants and Events of Default

The Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of SXC and its subsidiaries to:

•	incur additional indebtedness;

•	create liens;

•	make investments, loans or advances;

•	sell or transfer assets;

•	pay dividends and distributions or repurchase its own capital stock;

•	prepay certain indebtedness;

•	engage in mergers or consolidations (subject to Permitted Acquisitions (as defined in the Credit Agreement));

•	change its lines of business or enter into new lines of business;

•	engage in certain transactions with affiliates;

•	enter into agreements restricting the ability to grant liens in favor of the Lenders; or

•	enter into swap, forward, future or derivative transaction or option or similar agreements.

The Credit Agreement also requires SXC to maintain a consolidated leverage ratio less than or equal to 3:00 to 1 at all times. SXC's consolidated leverage ratio is defined as the ratio of (1) consolidated total debt to (2) consolidated EBITDA (with add-backs permitted to consolidated EBITDA for fees and expenses related to the HealthTran Acquisition and other permitted acquisitions).  SXC is also required to maintain an interest coverage ratio greater than or equal to 3.00 to 1, where the interest coverage ratio is defined as the ratio of (1) consolidated EBIT (with add-backs permitted to consolidated EBIT for fees and expenses related to HealthTran Acquisition and other permitted acquisitions) to (2) consolidated interest expense, tested at the end of each fiscal quarter for the rolling four fiscal quarter period then most recently ended.

In addition, the Credit Agreement includes various (i) customary affirmative covenants and other reporting requirements and (ii) customary events of default, including, without limitation, payment defaults, violation of covenants, material inaccuracy of representations or warranties, cross-defaults to other agreements evidencing indebtedness, bankruptcy events, certain ERISA events, material judgments, invalidity of guarantees and change of control. Drawings under the Credit Agreement are subject to certain conditions precedent, including material accuracy of representations and warranties and absence of default.

Certain of the Lenders, including J.P. Morgan Securities LLC and JPMCB, as well as certain of their respective affiliates, have performed, and may in the future perform, for SXC and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

The foregoing summaries of the material terms of the Credit Agreement and the Subsidiary Guaranty do not purport to be complete and are subject to, and qualified in their entirety by the complete terms and conditions of such agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1
Credit Agreement, dated December 16, 2011, among SXC Health Solutions Corp., as borrower, JPMorgan Chase Bank, N.A., as a lender and as administrative agent, Bank of America, N.A., SunTrust Bank, Fifth Third Bank, PNC Bank, N.A. and The Toronto-Dominion Bank, as lenders and co-syndication agents, Barclays Bank PLC, Morgan Stanley Bank, N.A., Credit Suisse AG, Cayman Islands Branch, The Northern Trust Company, PNC Bank Canada Branch, U.S. Bank National Association and U.S. Bank National Association, Canadian Branch, as lenders, the other lenders from time to time party thereto and J.P. Morgan Securities LLC, as sole bookrunner and sole lead arranger.

10.2	Subsidiary Guaranty, dated December 16, 2011, among the Guarantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 20, 2011

SXC HEALTH SOLUTIONS CORP.

By:	/s/ Jeffrey Park
Name: Jeffrey Park Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement, dated December 16, 2011, among SXC Health Solutions Corp., as borrower, JPMorgan Chase Bank, N.A., as a lender and as administrative agent, Bank of America, N.A., SunTrust Bank, Fifth Third Bank, PNC Bank, N.A. and The Toronto-Dominion Bank, as lenders and co-syndication agents, Barclays Bank PLC, Morgan Stanley Bank, N.A., Credit Suisse AG, Cayman Islands Branch, The Northern Trust Company, PNC Bank Canada Branch, U.S. Bank National Association and U.S. Bank National Association, Canadian Branch, as lenders, the other lenders from time to time party thereto and J.P. Morgan Securities LLC, as sole bookrunner and sole lead arranger.

10.2	Subsidiary Guaranty, dated December 16, 2011, among the Guarantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent.